                                                                  EXHIBIT 10.1






                      AMENDED AND RESTATED TRUST AGREEMENT

                          dated as of January 31, 1994


                                     among


                           FORD MOTOR CREDIT COMPANY

                                      and

                       FORD CREDIT LEASING COMPANY, INC.

                     As Grantors and initial Beneficiaries


                                      and


                                 COMERICA BANK,

                                   as trustee

                                 FCTT AGREEMENT
                               TABLE OF CONTENTS


                                            ARTICLE I

                                           DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                            ARTICLE II
                                           ORGANIZATION  . . . . . . . . . . . . . . . . . . . . .   2
Section 2.1      Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . .   2
Section 2.2      Purposes and Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Section 2.3      Appointment of Comerica . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Section 2.4      FCTT Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 2.5      Declaration of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 2.6      Liability of the Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 2.7      Title to Trust Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Section 2.8      Representations and Warranties of the Grantors  . . . . . . . . . . . . . . . . .   5
Section 2.9      Tax Reporting and Characterization  . . . . . . . . . . . . . . . . . . . . . . .   6

                                            ARTICLE III
                                          THE CERTIFICATES . . . . . . . . . . . . . . . . . . . .   6
Section 3.1      Issuance of Exchangeable Beneficial Certificates  . . . . . . . . . . . . . . . .   6
Section 3.2      Form of Exchangeable Beneficial Certificates  . . . . . . . . . . . . . . . . . .   7
Section 3.3      Issuance and Form of Specified Beneficial Certificates  . . . . . . . . . . . . .   7
Section 3.4      Mutilated, Destroyed, Lost or Stolen Certificates . . . . . . . . . . . . . . . .   8
Section 3.5      Persons Deemed Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 3.6      Registration of Transfer and Exchange of Certificates . . . . . . . . . . . . . .   8
Section 3.7      Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                            ARTICLE IV
                              ADDITION OF FCTT ASSETS; ADMINISTRATIVE
                                  AGENT; SERIES SPECIFIED ASSETS   . . . . . . . . . . . . . . . .  10
Section 4.1      Additional Contributions to FCTT Assets   . . . . . . . . . . . . . . . . . . . .  10
Section 4.2      Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 4.3      Designation of Series Specified Assets  . . . . . . . . . . . . . . . . . . . . .  11




                                            ARTICLE V
                            APPLICATION OF FCTT FUNDS; CERTAIN DUTIES  . . . . . . . . . . . . . .  14
Section 5.1      Establishment of FCTT Collection Account  . . . . . . . . . . . . . . . . . . . .  14

Section 5.2      Application of FCTT Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 5.3      Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 5.4      Accounting and Reports to Beneficiaries, the Internal Revenue Service and Others   18

                                           ARTICLE VI
                                            COMERICA . . . . . . . . . . . . . . . . . . . . . . .  19
Section 6.1      Duties of Comerica  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 6.2      Rights of Comerica  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 6.3      Acceptance of Trusts and Duties . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 6.4      Action upon Instruction by Beneficiaries  . . . . . . . . . . . . . . . . . . . .  21
Section 6.5      Furnishing of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 6.6      Representations and Warranties of Comerica. . . . . . . . . . . . . . . . . . . .  22
Section 6.7      Reliance; Advice of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 6.8      Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 6.9      Resignation or Removal of Comerica  . . . . . . . . . . . . . . . . . . . . . . .  25
Section 6.10     Merger or Consolidation of Comerica . . . . . . . . . . . . . . . . . . . . . . .  27
Section 6.11     Appointment of Co-Trustee or Separate Trustee . . . . . . . . . . . . . . . . . .  27
Section 6.12     Eligibility Requirements for Trustee  . . . . . . . . . . . . . . . . . . . . . .  29

                                           ARTICLE VII
                                 TERMINATION OF TRUST AGREEMENT  . . . . . . . . . . . . . . . . .  30
Section 7.1      Termination of Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                           ARTICLE VIII
                                            AMENDMENTS . . . . . . . . . . . . . . . . . . . . . .  31
Section 8.1      Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                           ARTICLE IX
                                         MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .  31
Section 9.1      No Legal Title to FCTT Assets; Direction of Comerica Actions  . . . . . . . . . .  31
Section 9.2      Limitations on Rights of Others . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 9.3      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 9.4      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 9.5      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 9.6      Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 9.7      No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 9.8      No Petition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 9.9      Covenant of Ford Credit Leasing . . . . . . . . . . . . . . . . . . . . . . . . .  34

Section 9.10     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
Section 9.11     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34


                                    EXHIBITS

Exhibit A                 Form of Exchangeable Beneficial Certificate
Exhibit B                 Form of Specified Beneficial Certificate

         AMENDED AND RESTATED TRUST AGREEMENT, dated and effective as of January 31, 1994 (as modified, supplemented or amended from time to time, the "Agreement") among (i) FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Ford Credit") as a Grantor and as an initial Beneficiary, (ii) FORD CREDIT LEASING COMPANY, INC., a Delaware corporation ("Ford Credit Leasing") as a Grantor and an initial Beneficiary and (iii) COMERICA BANK, a Michigan banking corporation, as trustee under this Agreement (in such capacity, together with any successor or permitted assign, "Comerica").

                 WHEREAS, the parties hereto intend to amend and restate, on the terms and conditions set forth herein, that certain Trust Agreement, dated as of January 31, 1994, among Ford Credit, Ford Credit Leasing and Comerica.

                 NOW, THEREFORE, Ford Credit, Ford Credit Leasing and Comerica hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

                 Section 1.1 Definitions. Certain capitalized terms used in this Agreement shall have the respective meanings assigned to them in Appendix I, attached hereto. All references herein to "this Agreement" are to this Trust Agreement, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified.

                                   ARTICLE II
                                  ORGANIZATION

                 Section 2.1 Office. The office of FCTT shall be in care of Comerica at the Comerica Office or at such other address as Comerica may designate by written notice to the Grantors and the Beneficiaries.

                 Section 2.2 Purposes and Powers. The purpose of FCTT is to engage solely in the following activities, all in accordance with the terms of this Agreement:

                 (a) to acquire from Dealers identified by the Grantors certain Leased Vehicles and Leases, and to conserve and hold such Leases, Leased Vehicles and the other FCTT Assets, all in accordance with terms of this Agreement and in accordance with the Administrative Agency Agreement;

                 (b) in exchange for cash or other assets, to issue from time to time Exchangeable Beneficial Certificates and Specified Beneficial Certificates representing the respective undivided or divided interests of the Beneficiaries in FCTT and the FCTT Assets in accordance with the terms of this Agreement;

                 (c) to perform its obligations under agreements, instruments or other documents to which it is to be a party;

                 (d) to engage in those activities, including executing agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                 (e) to engage in such other activities as may be required in connection with conservation of the FCTT Assets and the making of distributions to the Holders of Certificates.

                 Section 2.3 Appointment of Comerica. The Grantors hereby appoint Comerica Bank as trustee of FCTT effective as of the date hereof, to have all the rights, powers and duties set forth herein.

                 Section 2.4 FCTT Assets. (a) On the date on which FCTT was established, Ford Credit as a Grantor sold, assigned, transferred, conveyed and set over to Comerica, as of the date thereof, the sum of $9800. On such date, Ford Credit Leasing as a Grantor sold, assigned, transferred, conveyed and set over to Comerica, as of the date thereof, the sum of $200. Comerica has acknowledged receipt in trust from each Grantor, as of the date thereof, of the foregoing contributions, which constituted the initial FCTT Assets. The Grantors have paid the organizational expenses of FCTT and, prior to the issuance of any Series of Specified Beneficial Certificates, shall either continue to pay the organizational expenses of FCTT as they may arise or shall, upon the request of Comerica, promptly reimburse Comerica for any such expenses paid by Comerica.

                 (b) As set forth in Article IV, the Grantors shall sell, assign, convey and set over to FCTT from time to time additional cash or other assets in proportion to their respective percentage beneficial interests represented by the Exchangeable Beneficial Certificates. On any date, the Exchangeable Beneficial Certificate held by Ford Credit shall represent a 98% beneficial interest in the Non-Specified Assets and the Exchangeable Beneficial Certificate held by Ford Credit Leasing shall represent a 2% beneficial interest in the Non-Specified Assets.

                 Section 2.5 Declaration of Trust. The trust created by this Agreement shall be known as "Ford Credit Titling Trust." Comerica hereby declares that it shall hold all FCTT Assets conveyed or to be conveyed to FCTT, including all monies and proceeds of such FCTT Assets, in trust for the benefit of the Beneficiaries. Effective as of the date hereof, Comerica shall have all rights, powers and duties set forth herein with respect to accomplishing the purposes of FCTT.

                 Section 2.6 Liability of the Beneficiaries. (a) Each Holder of an Exchangeable Beneficial Certificate shall be jointly and severally liable to third parties and shall indemnify, defend and hold harmless Comerica, including its officers, directors, employees and agents, for all liabilities, obligations losses, claims, damages, taxes, actions and suits, expenses and any and all costs expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoev-er ("Liabilities") incurred in connection with the Non-Specified Assets; (b) the Holders of the Exchangeable Beneficial Certificates will indemnify, defend and hold harmless Comerica and each Holder of a Specified Beneficial Certificate for all state and local taxes assessed on Comerica or FCTT resulting from the location of assets of FCTT; (c) each Holder of a Series of Specified Beneficial Certificate shall be severally liable to third parties and shall indemnify, defend and hold harmless Comerica, including its officers, directors, employees and agents, for all Liabilities incurred in connection with the related Series Specified Assets; (d) no Holder of a Series of Specified Beneficial Certificates and none of the related Series Specified Assets shall be subject to Liabilities arising from or with respect to Comerica, any Non- Specified Assets or the Series Specified Assets relating to any other Series (except to the extent Ford Credit and Ford Leasing shall hold Specified Beneficial Certificates and are liable pursuant to clause (e) below);
(e) Ford Credit and Ford Credit Leasing shall each be liable (to the extent necessary after giving effect to payments made under clauses (a), (b), (c) and
(d) above) directly to third parties and shall indemnify, defend and hold harmless Comerica, including its officers, directors, employees and agents, for all Liabilities of FCTT to the extent that Ford Credit and Ford Credit Leasing would each be liable if FCTT were a partnership under the Michigan Revised Uniform Limited Partnership Act or the Michigan Uniform Partnership Act and Ford Credit and Ford Credit Leasing were each a general partner thereof; and
(f) Comerica and its successors, assigns, agents and servants shall be indemnified, defended and held harmless with respect to any Liabilities arising out of or incurred in connection with Comerica's acceptance or performance of the trusts and duties contained in this Agreement and in the Administrative Agency Agreement, as set forth in clauses (a), (b), (c), (d) and (e) above; provided, however, that in no event shall Comerica be indemnified or held harmless for any Liabilities incurred solely (i) by reason of Comerica's willful malfeasance, bad faith or negligence or (ii) by reason of Comerica's breach of its representations and warranties set forth in Section 6.6. Any third party creditors of FCTT shall be deemed to be third party beneficiaries for purposes of this Section 2.6.

                 Section 2.7 Title to Trust Property. Legal title to all the FCTT Assets shall be vested at all times in FCTT or Comerica, or, if required by applicable law, a co-trustee and/or a separate individual trustee, as the case may be. Comerica or any such co-trustee and/or separate individual trustee shall at all times hold the FCTT Assets on behalf of the related Beneficiaries.

                 Section 2.8 Representations and Warranties of the Grantors. Ford Credit and Ford Credit Leasing as Grantors hereunder hereby each represent and warrant (each only as to itself) to Comerica that:

                 (a) it has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted;

                 (b) it is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications;

                 (c) it has the full power and authority to execute and deliver this Agreement, to carry out its terms and to transfer, convey and deposit the FCTT Assets to be deposited with Comerica as part of FCTT and has duly authorized such acts by all necessary corporate action;

                 (d) the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, its certificate of incorporation or by-laws, or any indenture, agreement or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, or violate any law or, to the best its knowledge, any order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties; and

                 (e) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 Section 2.9  Tax Reporting and Characterization.

                 (a) Consistent with the treatment of FCTT as a title holder for tax purposes, unless otherwise required by appropriate tax authorities, FCTT will not file or cause to be filed any annual or other tax returns.

                 (b) It is the intention of the parties hereto that FCTT not constitute a separate entity for federal income tax or state income or franchise taxes. If, however, FCTT is characterized as a separate entity for federal income tax purposes, it is the intention of the parties that it qualify as a partnership for such purposes.


                                  ARTICLE III
                                THE CERTIFICATES

                 Section 3.1  Issuance of Exchangeable Beneficial Certificates.
(a) Upon the formation of FCTT by the contribution by the Grantors pursuant to
Section 2.4(a), Comerica issued to each Grantor, as a Beneficiary, a certificate representing such Beneficiary's interest in FCTT. As of the date hereof, such certificates are deemed to be Exchangeable Beneficial Certificates and, as evidenced by the execution of this Agreement, the Beneficiaries hereby direct Comerica to exchange their respective Exchangeable Beneficial Certificates for new Exchangeable Beneficial Certificates in substantially the form attached hereto as Exhibit A. An Exchangeable Beneficial Certificate (or any interest therein) may not be sold, transferred, assigned, hypothecated, pledged or otherwise conveyed (each, a "Transfer") by the Holder thereof (and Comerica shall not register any such transfer); provided, that the interest in FCTT represented by an Exchangeable Beneficial Certificate will be reduced by and to the extent that Specified Beneficial Certificates are issued in accordance with Sections 3.3 and 4.3.

                 (b) Upon the issuance of Specified Beneficial Certificates, the beneficial interest in FCTT and the FCTT Assets represented by the Exchangeable Beneficial Certificates shall be reduced by the beneficial interest in FCTT and the related Series Specified Assets represented by such Specified Beneficial Certificates.

                 Section 3.2 Form of Exchangeable Beneficial Certificates. (a) The Exchangeable Beneficial Certificates shall be executed on behalf of FCTT by manual or facsimile signature of a Responsible Officer. Exchangeable Beneficial Certificates bearing the manual or facsimile signatures of individuals who were authorized to sign on behalf of FCTT at the time when such signatures were affixed, shall be valid and binding representations of interests in FCTT notwithstanding that any or all of such individuals shall have ceased to be so authorized prior to or did not hold such offices at the date of authentication and delivery of such Exchangeable Beneficial Certificates.

                 (b) The Exchangeable Beneficial Certificates may be typewritten or produced by any other method, all as determined by the Responsible Officer executing such Exchangeable Beneficial Certificates, as evidenced by their execution of such Exchangeable Beneficial Certificates.

                 (c) The terms of the Exchangeable Beneficial Certificates set forth in Exhibit A shall form part of this Agreement.

                 Section 3.3 Issuance and Form of Specified Beneficial Certificates. (a) Specified Beneficial Certificates shall be issued on each Series Issue Date in accordance with the provisions of Section 4.3.

                 (b) Each Specified Beneficial Certificate shall be substantially in the form set forth in Exhibit B, subject to modifications as required by this Agreement or as directed by the Holders of the Exchangeable Beneficial Certificates. Each Specified Beneficial Certificate shall be executed on behalf of FCTT by manual or facsimile signature of a Responsible Officer. Each Specified Beneficial Certificate bearing the manual or facsimile signatures of individuals who were authorized to sign on behalf of FCTT at the time when such signa-tures were affixed, shall be valid and binding representations of interests in FCTT notwithstanding that any or all of such individuals shall have ceased to be so authorized prior to or did not hold such offices at the date of authentication and delivery of such Specified Beneficial Certificate.

                 (c) Specified Beneficial Certificates may be typewritten or produced by any other method, all as determined by the Responsible Officer executing such Specified Beneficial Certificates, as evidenced by their execution of such Specified Beneficial Certificates.

                 Section 3.4 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to Comerica, or Comerica receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to Comerica such security or indemnity as may be required by it to indemnify and hold it harmless, then Comerica shall execute on behalf of FCTT and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of the same class and proportionate beneficial interest in FCTT and the Non-Specified Assets or any Series Specified Assets, as the case may be. Such substitute Certificate shall constitute for all purposes a substitute for the original Certificate, which original Certificate shall be deemed canceled and the books and records of Comerica shall indicate such cancellation.

                 Section 3.5 Persons Deemed Holders. Prior to due presentation of a Specified Beneficial Certificate for registration of transfer, Comerica shall regard the Person in whose name such Specified Beneficial Certificate shall be registered as the Holder of such Certificate for the purpose of receiving distributions pursuant to Article V and for all other purposes whatsoever; provided, that such Holder may covenant or enter into agreements with any Person with respect to the exercise of any or all of its rights as Holder of such Specified Beneficial Certificate, and upon receipt of notification of such arrangements by Comerica, Comerica shall treat Persons as Holders in accordance with such agreement.

                 Section 3.6 Registration of Transfer and Exchange of Certificates. (a) The FCTT Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.7, a FCTT Register in which, subject to such reasonable regulations as it may prescribe, Comerica shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Comerica shall be the initial FCTT Registrar. Comerica shall not register any transfer sale, assignment, hypothecation, pledge or other conveyance of any Specified Beneficial Certificate unless the request for such transfer, sale, assignment, hypothecation, pledge or other conveyance is accompanied by written evidence that it is permitted by the documents pursuant to which such Specified Beneficial Certificate was issued.

                 (b) Upon surrender for registration of transfer of any Specified Beneficial Certificate, at the Comerica Office, a Responsible Officer shall execute, authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by Comerica.

                 (c) Every Specified Beneficial Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to Comerica and the FCTT Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Specified Beneficial Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently disposed of by Comerica.

                 (d) No service charge shall be made for any registration of transfer or exchange of Specified Beneficial Certificates, but Comerica may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Specified Beneficial Certificates.

                 Section 3.7 Maintenance of Office or Agency. Comerica shall maintain in Michigan an office or offices or agency or agencies where Specified Beneficial Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon Comerica in respect of the Specified Beneficial Certificates and this Agreement may be served. Comerica initially designates the Comerica Office as its office for such purposes. The Comerica shall give prompt written notice to the Administrative Agent and to the Holders of Specified Beneficial Certificates of any change in the location of the FCTT Register or the Comerica Office.


                                   ARTICLE IV
                    ADDITION OF FCTT ASSETS; ADMINISTRATIVE
                         AGENT; SERIES SPECIFIED ASSETS

                 Section 4.1 Additional Contributions to FCTT Assets. (a) The parties hereto contemplate that the Grantors will make additional contributions of assets to FCTT from time to time.

                 (b) On an ongoing basis Ford Credit and Ford Credit Leasing shall contribute cash or other assets to FCTT such that Ford Credit has a capital investment in the Non-Specified Assets equal to a 98% beneficial interest in the portion of FCTT comprised of the Non- Specified Assets represented by its Exchangeable Beneficial Certificate and Ford Credit Leasing has a capital investment in the Non-Specified Assets equal to a 2% beneficial interest in the portion of FCTT comprised of the Non-Specified Assets represented by its Exchangeable Beneficial Certificate.

                 (c) Either Ford Credit or Ford Credit Leasing may, upon at least 90 days written notice to the other, Comerica and the Administrative Agent, cease contributing additional cash or other assets to FCTT. As of the date specified in such notice, no additional Leases or Leased Vehicles may be added as FCTT Assets, unless and until the party which had delivered such notice delivers a further notice stating that as of the date set forth in such further notice, it shall resume making the pro rata contributions specified in
Section 4.1(b); provided, however, that no additional contributions shall be made to FCTT by either Ford Credit and Ford Credit Leasing until both parties agree to resume making such contributions. In addition, upon (i) the occurrence of a Bankruptcy with respect to Ford Credit or (ii) the failure of Ford Credit to maintain its capital investment in the Non-Specified Assets in accordance with Section 4.1(b), Ford Credit Leasing and Ford Credit shall cease making additional contributions of Leases and Leased Vehicles to

FCTT as soon as reasonably practicable and shall not thereafter be entitled to resume making contributions.

                 Section 4.2 Administrative Agent. (a) Ford Credit and Ford Credit Leasing hereby direct Comerica to appoint Ford Credit as Administrative Agent for FCTT and to enter into the Administrative Agency Agreement. The duties of the Administrative Agent are set forth in the Administrative Agency Agreement. Each Holder of a Specified Beneficial Certificate, by acceptance thereof, shall be deemed to have consented to the appointment of Ford Credit as Administrative Agent; provided, that the Holders of any Series may direct Comerica to instruct (with notice of such instructions being delivered to any Rating Agency then rating securities based on such Series) the Administrative Agent to assign or delegate certain of its servicing functions with respect to the related Series Specified Assets to another Person, and any such assignment or delegation shall relieve the Administrative Agent from any responsibility with respect to such functions; provided, further, that any such assignment or delegation shall require the assignee or delegee to remit Collections to the Administrative Agent for remittance to the FCTT Collection Account, or directly to the FCTT Collection Account, at the times required by this Agreement.

                 (b) In accordance with procedures set forth in the Administrative Agency Agreement, the Administrative Agent shall provide information with respect to FCTT Assets to Comerica in detail sufficient to permit Comerica to maintain on an ongoing basis adequate records with respect to the capital investments of Ford Credit and Ford Credit Leasing in FCTT and to provide Holders with any information required pursuant to this Agreement. Comerica has no responsibility for determining, monitoring or verifying the value or quality of any assets contributed to or held by FCTT. Comerica, upon receipt of all certificates, statements, opinions, reports, documents, orders, other instru- ments or property furnished to Comerica which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are on their face in the form required by this Agreement. If any such item is found on its face not to conform to the requirements of this Agreement in a material manner, Comerica shall take such action as it deems appropriate to have the item corrected by the Administrative Agent, and if the item is not corrected to Comerica's reasonable satisfaction by the Administrative Agent, Comerica will provide notice thereof to the applicable Beneficiaries.

                 Section 4.3 Designation of Series Specified Assets. (a) At least one Business Day prior to any Series Issue Date, the Administrative Agent, acting at the unanimous direction of the Holders of the Exchangeable Beneficial Certificates, shall deliver to Comerica a notice (a "Series Specification Notice") signed by the Administrative Agent identifying (i) the FCTT Assets to be designated as certain Series Specified Assets as of the Series Issue Date (by listing the related Specified Leased Vehicles by vehicle identification number or other identifying characteristic, listing the related Specified Leases by account number, and including any other information as reasonably required by Comerica to separately identify such Series Specified Assets), (ii) the date from which payments are made on the related Specified Beneficial Certificates with respect to such Series Specified Assets (such date, the "Series Cut-Off Date") and (iii) the Series Issue Date on which the related Specified Beneficial Certificates shall be issued. On the Series Issue Date set forth in such Series Specification Notice, Comerica, at the direction of the Administrative Agent acting on behalf of Ford Credit and Ford Credit Leasing, shall, pursuant to the related Supplement, issue to each of Ford Credit and Ford Credit Leasing, as the Holders of the Exchangeable Beneficial Certificates, a Specified Beneficial Certificate representing their respective percentage undivided beneficial interests in the related Series Specified Assets.

                 (b) Each Series shall be issued only upon delivery of an Opinion of Counsel that such issuance and the transactions entered into in connection therewith (including permitted transfers of the Specified Beneficial Certificates of such Series permitted by the documents executed in connection with such transactions) shall not cause FCTT to be classified as an "association" or a "publicly traded partnership" taxable as a corporation and that the issuance of such Series will not have a material adverse effect on the federal income tax classification of any previously issued Series or any securities issued based on any Series outstanding.

                 (c) No Series may be issued (and the Trustee shall not issue a Specified Beneficial Certificate) unless (x) the issuance of such Series will not cause the Aggregate Non-Specified Asset Amount outstanding to be less than 21% of the Aggregate FCTT Asset Amount as determined as of the related Series Issue Date or as of any other date in the reasonable belief of the Holders of the Exchangeable Beneficial Certificates and (y) each Specified Beneficial Certificate of such Series represents a beneficial interest in Series Specified Assets with an Adjusted Balance Subject to Lease Charges equal to or greater than $20,000.

                 (d) Specified Beneficial Certificates issued on any Series Issue Date shall represent a beneficial interest only in the Series Specified Assets listed in the Schedule of Leases attached to the related Series Specification Notice and Supplement, and no such Specified Beneficial Certificate shall represent an interest in any non-related Series Specified Assets. As of any date, the entire beneficial interest in FCTT and the FCTT Assets shall be represented by the Exchangeable Beneficial Certificates and all Specified Beneficial Certificates outstanding as of such date.

                 (e) Subject to Section 5.1, Comerica shall account for and record separately all proceeds received by Comerica relating to the Series Specified Assets of a Series from Series Specified Assets relating to each other Series and from proceeds relating to Non-Specified Assets.

                 (f) Specified Beneficial Certificates of a Series may be sold, pledged, transferred, hypothecated, assigned or conveyed only to the extent provided in or explicitly contemplated by the related Supplement. For all purposes of this Agreement, the transferee of a Specified Beneficial Certificate shall be considered a "Beneficiary" with respect only to those FCTT Assets constituting the related Series Specified Assets, and shall be entitled to all rights and privileges of a Beneficiary only with respect to its beneficial interest in such related Series Specified Assets. The Holders of all the Specified Beneficial Certificates of any Series may collectively at any time direct Comerica to distribute to such Holders all or any designated portion of the related Specified Leased Vehicles and Specified Leases and any other related Series Specified Assets and the proceeds of such Series Specified Assets. Comerica shall effect any such distribution through the Administrative Agent, and the Administrative Agent shall provide prompt written notice of such distribution to each Rating Agency then rating any securities based on any Series.

                 (g) Ford Credit and Ford Credit Leasing, as the Holders of the Exchangeable Beneficial Certificates, shall each be considered a "Beneficiary" with respect to all Non-Specified Assets and shall have the right at any time to direct Comerica to deliver to them all or any designated portion of the Leased Vehicles and Leases which are Non-Specified Assets and any other Non-Specified Assets and the proceeds of the Non-Specified Assets; provided, however, that for so long as any Specified Beneficial Certificates are outstanding, Ford Credit and Ford Credit Leasing covenant and agree that they will maintain an interest in FCTT such that, as of any date of determination, the Aggregate Non-Specified Asset Amount is at least 21% of the Aggregate FCTT Asset Amount.

                 (h) Any notice, direction or instruction of any kind, whether required hereunder or otherwise, from a Beneficiary to the Administrative Agent, Comerica or any other party shall be in writing.


                                   ARTICLE V
                   APPLICATION OF FCTT FUNDS; CERTAIN DUTIES

                 Section 5.1 Establishment of FCTT Collection Account. (a) Comerica shall establish and maintain a deposit account initially with Comerica Bank in the name of Comerica as trustee for FCTT to be designated as the Ford Credit Titling Trust Collection Account (the "FCTT Collection Account"), bearing an additional designation clearly indicating that the funds deposited therein are held by Comerica for the benefit of the Holders of the Certificates. Comerica shall possess all right, title and interest in and to all funds on deposit from time to time in the FCTT Collection Account and in all proceeds thereof. Except as otherwise provided herein, the FCTT Collection Account shall be under the sole dominion and control of Comerica. Funds shall be deposited into and transferred from the FCTT Collection Account in accordance with Sections 5.1(b), 5.2(b) and 5.2(c). Any funds remaining in the FCTT Collection Account at the end of any Business Day shall be invested in Permitted Investments at the direction of the Administrative Agent. If Comerica Bank is no longer an Eligible Institution, Comerica, with the assistance of the Administrative Agent, shall within 10 Business Days following notification of such occurrence (or, if there are securities outstanding rated on the basis of any Specified Beneficial Certificates, such longer period which shall be acceptable to each Rating Agency rating such securities) cause the FCTT Collection Account to be moved to (i) a bank or trust company which is an Eligible Institution or (ii) segregated trust account at the corporate trust department of Comerica Bank.

                 (b) Subject to Section 5.2(d), on each Business Day, the Administrative Agent, acting on behalf of Comerica, pursuant to the terms of the Administrative Agency Agreement, shall deposit (i) into the FCTT Collection Account, all Collections received with respect to FCTT Assets from Lessees or any other Person and (ii) into an account established pursuant to the Administrative Agency Agreement, all contributions of capital received from the Grantors in connection with the maintenance of their respective proportionate interests in FCTT and the Non-Specified Assets.

                 Section 5.2 Application of FCTT Assets. (a) On each Business Day the Administrative Agent, acting on behalf of Comerica, pursuant to the terms of the Administrative Agency Agreement, shall identify all amounts deposited in the FCTT Collection Account as either relating to Non-Specified Assets or Series Specified Assets, and if more than one Series is outstanding, the Series Specified Assets to which such amounts relate.

                 (b) On each Business Day the Administrative Agent, acting on behalf of Comerica, pursuant to the terms of the Administrative Agency Agreement shall withdraw all amounts on deposit in the FCTT Collection Account which relate to Non-Specified Assets and apply such amounts in the following order of priority:

                 first, after the payment to the appropriate authorities of any Use and Lease Tax Amounts and other sales, use and lease tax amounts due in connection with amounts received from Lessees, to the payment of any amounts which remain owing and unpaid under any indemnity or other payment made by the Holders of the Exchangeable Beneficial Certificates (or by the Administrative Agent acting on behalf of Holders of the Exchangeable Beneficial Certificates) to the Holder of any Series Specified Certificate, to any Person with an interest in any Series Specified Certificate or to any other Person;

                 second, to the payment of the Non-Specified Asset Comerica Fee and the Non-Specified Asset Administrative Fee; and

                 third, to the distribution of any remaining funds to the Holders of the Exchangeable Beneficial Certificates by depositing such remaining funds in an account established pursuant to the Administrative Agency Agreement for the benefit of the Holders of the Exchangeable Beneficial Certificates for further distribution, as directed by such Holders; provided, that each such Holder may at any time direct the Administrative Agent to pay such Holder's proportional interest in such remaining funds directly to such Holder.

                 (c) On each Business Day the Administrative Agent, acting on behalf of Comerica, pursuant to the terms of the Administrative Agency Agreement, shall, with respect to each Series, withdraw all amounts on deposit in the FCTT Collection Account which relate to related Series Specified Assets and pay such amounts, after payment to the appropriate authorities of Use and Lease Tax Amounts and other sales, use and lease tax amounts due in connection with amounts received from Lessees, to the Holders of the related Specified Beneficial Certificates by depositing such amounts in the applicable Series Collection Account established pursuant to the Administrative Agency Agreement for the benefit of the Holders of the related Specified Beneficial Certificates.

                 (d)  Notwithstanding the provisions of Sections 5.2(b) and
(c), for so long as (i) Ford Credit is the Administrative Agent and (ii) with respect to any Series, unless otherwise provided in the related Supplement (x) the rating of Ford Credit's short-term unsecured debt is at least P-1 by Moody's Investors Service, Inc. and is at least A-1 by Standard & Poor's Ratings Group, (y) no

Event of Default shall have occurred under the Administrative Agency Agreement and (z) any other condition defined in the related Supplement as a Monthly Remittance Condition for such Series is satisfied (each, a "Monthly Remittance Condition"), Collections and other amounts to be deposited in the FCTT Collection Account relating to Series Specified Assets need not be remitted to and deposited in the FCTT Collection Account on a daily basis but instead may be held by the Administrative Agent and remitted to the FCTT Collection Account on a less frequent basis, as specified in the related Supplement.

                 The Administrative Agent shall not be required to segregate or otherwise hold separate Collections relating to Non-Specified Assets or other amounts held by the Administrative Agent as described above but shall be required to deposit such amounts in the FCTT Collection Account on a less frequent basis as directed by the Holders of the Exchangeable Beneficial Certificates, but in any event not less than monthly. Any such amounts to be deposited with respect to Non-Specified Assets may be deposited on a net basis after subtracting therefrom any amounts to be distributed to Ford Credit and Ford Credit Leasing as the Holders of the Exchangeable Beneficial Certificates; provided that the Administrative Agent shall account on its books and records for such deposits and distributions as if such amounts were deposited or distributed separately.

                 So long as each Monthly Remittance Condition is satisfied, the Administrative Agent shall not be required to segregate or otherwise hold separate Collections relating to Series Specified Assets or other amounts held by the Administrative Agent as described above but shall be required to deposit such amounts in the FCTT Collection Account on the related Distribution Date. As set forth in the Administrative Agency Agreement, any such amounts retained by the Administrative Agent shall be distributed to Ford Credit and Ford Credit Leasing as distributions on their Exchangeable Beneficial Certificates. At any time that any Monthly Remittance Condition is not satisfied, the Administrative Agent shall deposit in the FCTT Collection Account the amount of any Collections or other amounts then held or received by it with respect to Series Specified Assets.

                 (e) Within ten days after the end of each Collection Period, Comerica, in reliance on a report prepared by the Administrative Agent, shall send to each Holder of an Exchangeable Beneficial Certificate a statement, setting forth the aggregate amount deposited in the FCTT Collection Account during the related Collection Period and each of the amounts distributed during such Collection Period in accordance with Section 5.2(b). Within ten Business Days after the end of each Collection Period, Comerica, in reliance on a report prepared by the Administrative Agent, shall send to each Holder of a Specified Beneficial Certificate (with a copy to each Rating Agency then rating securities based on such Specified Beneficial Certificates) a statement setting forth, among other things, the amount allocated to each such Holder and deposited in the FCTT Collection Account (or, if the Administrative Agent has retained such Collections because each Monthly Remittance Condition relating to such Series has been satisfied, the amount allocated which is to be deposited in the FCTT Collection Account). Such statement shall include an accounting of the source of such proceeds as requested by the Holders of the related Series.

                 Section 5.3 Method of Payment. Distributions required to be made to or from the FCTT Collection Account shall be made by wire or electronic transfer, in immediately available funds.

                 Section 5.4 Accounting and Reports to Beneficiaries, the Internal Revenue Service and Others. Comerica shall (a) maintain (or cause to be maintained) the books of FCTT on a calendar year basis on the accrual method of accounting, (b) deliver to each Beneficiary such information as may be required by the Code and applicable Treasury Regulations or otherwise, including such information as may be required to enable each Holder to prepare its federal income tax returns, (c) file (or cause to be filed) any tax returns relating to FCTT and make (or cause to be made) such elections as may from time to time be required or appropriate under any applicable federal or state statute or rule or regulation thereunder, and (d) cause such tax returns to be signed in the manner required by law. Comerica, upon request, will furnish the Administrative Agent with all such information known to Comerica as may be reasonably required in connection with the preparation of any tax returns required to be filed by FCTT. To the extent one may be required, Ford Credit shall be the "tax matters partner" of FCTT pursuant to the Code.


                                   ARTICLE VI
                                    COMERICA

                 Section 6.1 Duties of Comerica. (a) Comerica shall perform such duties, and only such duties, as are specifically set forth in this Agreement, including the conservation of FCTT and the FCTT Assets in the interest of the Beneficiaries. No implied covenants or obligations shall be read into this Agreement.

                 (b) In the absence of bad faith on its part, Comerica may conclusively rely upon certificates or opinions furnished to Comerica and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that Comerica shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

                 (c) Comerica may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                 (i) this Section 6.1(c) shall not limit the effect of the other provisions of Article VI;

                 (ii) Comerica shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that Comerica was grossly negligent in ascertaining the pertinent facts; and

                 (iii) Comerica shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.4.

                 (d) Subject to Sections 5.1 and 5.2, Comerica need not segregate funds received hereunder in any manner except to the extent required by law and may deposit such funds under such general conditions as may be prescribed by law, and Comerica shall not be liable for any interest thereon.

                 (e) A Beneficiary shall not direct Comerica to take any action that (i) is inconsistent with the purposes of FCTT set forth in Section
2.2 or (ii) would result in FCTT's becoming taxable as an "association" for federal income tax purposes.

                 Section 6.2 Rights of Comerica. Comerica is authorized and directed to execute and deliver this Agreement and each certificate or other document attached as an exhibit to or contemplated by this Agreement to which FCTT is to be a party, in such form as the Beneficiaries shall approve, such approval to be evidenced by the signature of an authorized officer of the Beneficiaries on the signature page hereto. The Beneficiaries shall not direct Comerica to take or refrain from taking any action if such action or inaction would be contrary to any obligation of FCTT or Comerica under this Agreement or would be contrary to Section 2.2, nor shall Comerica be obligated to follow any such direction, if given.

                 Section 6.3 Acceptance of Trusts and Duties. Except as otherwise provided in this Article VI, in accepting the trusts hereby created Comerica acts solely as trustee hereunder and not in its individual capacity and all Persons having any claim against Comerica by reason of the transactions contemplated by this Agreement shall be entitled to payment or satisfaction thereof only in the manner and to the extent set forth in Section 2.6.
Comerica accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. Comerica also agrees to disburse all moneys actually received by it constituting part of the FCTT Assets upon the terms of this Agreement.
Comerica shall not be liable or accountable hereunder under any circumstances, except (i) for its own negligent action, its own negligent failure to act or its own willful misconduct or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.6 and expressly made by Comerica. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                 (a) Comerica shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any Beneficiary;

                 (b) no provision of this Agreement shall require Comerica to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if Comerica shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                 (c) Comerica shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by Ford Credit and Ford Credit Leasing or for the form, character, genuineness, sufficiency, value or validity of any of the FCTT Assets or for or in respect of the validity or sufficiency of the Certificates or any related documents, and Comerica shall in no event assume or incur any liability, duty or obligation to any Beneficiary, other than as expressly provided for herein; and

                 (d) Comerica shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, at the request, order or direction of any Beneficiary, unless such Beneficiary has offered to Comerica security or indemnity satisfactory to it against the fees, costs, expenses and liabilities that may be incurred by Comerica therein or thereby. The right of Comerica to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and Comerica shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

                 Section 6.4  Action upon Instruction by Beneficiaries.
(a) Those Beneficiaries holding a beneficial interest in any FCTT Assets may direct Comerica or the Administrative Agent to take action or refrain from taking action with respect to those FCTT Assets in which they have a beneficial interest except to the extent that such action or inaction would conflict with any provision hereof or of the Basic Documents (including, without limitation, Section 7.1(b) and Section 4.3(c) hereof). Such direction may be exercised at any time by written instructions of the Beneficiaries holding a 100% beneficial interest in such Non-Specified Assets or any Series Specified Assets.

                 (b)  Notwithstanding the foregoing, and in accordance with
Section 6.3(d), Comerica shall not be required to take any action or refrain from taking action hereunder if Comerica shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of Comerica or is contrary to the terms hereof or is otherwise contrary to law.

                 (c) Whenever Comerica is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, Comerica may request an Opinion of Counsel as to such application, intent, interpretation or meaning, or may give notice (in such form as shall be appropriate under the circumstances) to the Beneficiaries requesting instruction as to the course of action to be adopted, and, to the extent Comerica acts in good faith in accordance with such Opinion of Counsel or any such instruction received from such Beneficiaries, as the case may be, Comerica shall not be liable on account of such action to any Person. If Comerica shall not have received an Opinion of Counsel or appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement, and as it shall deem to be in the best interests of the Beneficiaries, and Comerica shall have no liability to any Person for any such action or inaction.

                 Section 6.5 Furnishing of Documents. Comerica shall furnish to the Beneficiaries, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to Comerica by the Administrative Agent or others.

                 Section 6.6 Representations and Warranties of Comerica. Comerica hereby represents and warrants to the Beneficiaries that:

                 (a) it is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Michigan;

                 (b) it has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

                 (c) the execution, delivery and performance by it of this Agreement (i) shall not violate any provision of any law or regulation governing the banking and trust powers of Comerica or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to Comerica or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of Comerica, and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties of Comerica pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on Comerica's performance or ability to perform its duties as trustee under this Agreement or on the transactions contemplated in this Agreement;

                 (d) the execution, delivery and performance by Comerica of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of banks or trust companies in Michigan; and

                 (e) this Agreement has been duly executed and delivered by Comerica and constitutes the legal, valid and binding agreement of Comerica, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 Section 6.7 Reliance; Advice of Counsel. (a) Comerica shall incur no liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. Comerica may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, Comerica may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to Comerica for any action taken or omitted to be taken by it in good faith in reliance thereon.

                 (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement,
Comerica: (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and Comerica shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by Comerica with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. Comerica shall not be liable for anything done, suffered or omitted in good faith by it in accordance with any Opinion of Counsel or advice of such accountants or other such skilled professionals and not contrary to this Agreement.

                 Section 6.8 Compensation and Indemnity. (a) Comerica shall receive as compensation for its services hereunder such fees as shall be separately agreed upon from time to time between the Holders of the Exchangeable Beneficial Certificates and Comerica. Comerica shall be entitled at all times to be reimbursed by the Holders of the Exchangeable Beneficial Certificates for its reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as Comerica may employ in connection with the exercise and performance of its rights and its duties hereunder; provided, however, that pursuant to the terms of the Administrative Agency Agreement, and the Supplement entered into in connection with the issuance of any Series, the Administrative Agent shall pay the Non-Specified Asset Comerica Fee and the related Specified Asset Comerica Fees in the manner and at the times set forth therein.

                 (b) The Non-Specified Asset Administrative Fee shall accrue and be payable monthly in arrears to the Administrative Agent in accordance with the distribution of funds set forth in Section 5.2(b). The Holders of each Series shall pay the related Specified Asset Administrative Fee in the manner and at the times set forth in the related Supplement.

                 Section 6.9 Resignation or Removal of Comerica. (a) Comerica shall not resign without the consent of the Beneficiaries unless Comerica shall cease to be eligible in accordance with the provisions of Section 6.12 or Comerica shall be incapable of acting or it shall be illegal for Comerica to act.

                 (b) The Holders of 100% of the Exchangeable Beneficial Certificates may remove Comerica (and shall remove Comerica in the case of the occurrence of an event described in clause (i) or (iv)):

                 (i) if Comerica shall cease to be eligible in accordance with the provisions of Section 6.12 and shall fail to resign after a written request therefor by the Holders of 100% of the Exchangeable Beneficial Certificates;

                 (ii)  if Comerica shall be adjudged bankrupt or insolvent;

                 (iii) if a receiver or other public officer shall be appointed or take charge or control of

         Comerica or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

                 (iv) if Comerica shall otherwise be incapable of acting or it shall be illegal for Comerica to act; or

                 (v)  at their discretion.

                 (c) If Comerica is removed or if a vacancy exists in the office of trustee for any reason, the Holders of the Exchangeable Beneficial Certificates shall promptly appoint a successor trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing trustee so removed, one copy to the successor trustee and one copy to each Rating Agency then rating any securities based on any Specified Beneficial Certificates). All costs associated with the resignation or removal of Comerica and the appointment of a successor, including without limitation the costs associated with retitling any Leased Vehicles in the name of the successor trustee, shall be borne by the Holders of the Exchangeable Beneficial Certificates and the Holders of the Specified Beneficial Certificates based on the Non- Specified Asset Percentage and the related Series Specified Asset Percentage of such costs, respectively; provided that if the Holders of the Exchangeable Beneficial Certificates remove Comerica pursuant to Section 6.9(b)(v), all such costs shall be borne exclusively by the Holders of the Exchangeable Beneficial Certificates (in the proportions 98% by Ford Credit and 2% by Ford Credit Leasing) and shall be accounted for as a contribution to the capital of the initial transferees of the related Specified Beneficial Certificates.

                 (d) Any resignation or removal of Comerica and appointment of a successor trustee pursuant to any of the provisions of this Section 6.9 shall not become effective until a written acceptance of appointment is delivered by the successor trustee. Any successor trustee appointed pursuant to this
Section 6.9 shall be eligible to act in such capacity in accordance with
Section 6.12 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee.

                 (e) The predecessor trustee shall upon payment of its fees and expenses deliver to the successor trustee all books, records, accounts, documents, statements and monies held by it under this Agreement. The predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations. The predecessor trustee shall cooperate with the successor trustee to ensure that the successor trustee has all books, records, accounts, documents, statements, monies held by it under this Agreement and any other relevant information relating to the FCTT Assets.

                 (f) Upon the acceptance by a successor trustee of its appointment pursuant to this Section 6.9, the Holders of Exchangeable Beneficial Certificates shall mail notice of such appointment to each Holder of a Specified Beneficial Certificate; provided, however, that if a Holder of an Exchangeable Beneficial Certificate fails to mail such notice with ten (10) days after the successor trustee has accepted its appointment hereunder, the successor trustee shall cause such notice to be mailed at the expense of such Holder.

                 Section 6.10 Merger or Consolidation of Comerica. Any corporation or other Person which may be merged, converted or consolidated with Comerica, or any corporation resulting from any merger, conversion or consolidation to which Comerica shall be a party, or any corporation or other Person succeeding to all or substantially all of the corporate trust business of Comerica, shall be deemed the successor of Comerica hereunder; provided, however, that such corporation shall be eligible in accordance with the provisions of Section 6.12, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

                 Section 6.11  Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provision of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any FCTT Assets may then be located, the Holders of Exchangeable Beneficial Certificates hereby grant Comerica the authority and power to execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with Comerica, or as separate trustee or trustees, of all or any part of FCTT and the FCTT Assets, and to vest in such Person, in such capacity, such title to FCTT, or any FCTT Assets, and, subject to the other provisions of this Section 6.11, such powers, duties, obligations, rights and trusts as Comerica may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to be eligible in accordance with the provisions of Section 6.12; provided, however, that no co-trustee or separate trustee under this Agreement may be a Beneficiary or any Affiliate thereof.

                 (b) Each co-trustee and separate trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (i) all rights, powers, duties and obligations conferred or imposed upon Comerica shall be conferred upon and exercised or performed by Comerica and such co-trustee or separate trustee jointly (it being understood that such co-trustee or separate trustee is not authorized to act separately without Comerica joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, Comerica shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to FCTT Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-trustee or separate trustee, but solely at the direction of Comerica;

                 (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                 (iii) the Beneficiaries with respect to the affected FCTT Assets and Comerica acting jointly may at any time accept the resignation of or remove any co-trustee or separate trustee appointed with respect to such FCTT Assets.

                 (c) Any notice, request or other writing given to Comerica shall be deemed to have been given to each of the then co-trustees and separate trustees, as effectively as if given to each of them. Comerica shall deliver copies of all such notices, requests or other writings to each Beneficiary to which such notice, request or writing relates. Every instrument appointing any co-trustee or separate trustee shall refer to this Agreement and the conditions of this Article VI. Each co-trustee and separate trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with Comerica or separately, as may be provided therein, subject to all the provisions of this Agreement, specif- ically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, Comerica. Each such instrument shall be filed with Comerica and a copy thereof given to each related Beneficiary.

                 (d) Any co-trustee or separate trustee may at any time appoint Comerica as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by Comerica, to the extent permitted by law, without the appointment of a new or successor trustee.

                 Section 6.12 Eligibility Requirements for Trustee. The trustee of FCTT shall at all times: (a) be a corporation or a banking association organized under the laws of the United States of America or any state thereof; (b) be authorized to exercise corporate trust powers; (c) be qualified to act as a trustee and hold FCTT Assets in those states in which FCTT Assets are located (or have appointed a co-trustee or separate trustee to hold FCTT Assets in such state) and (d) have, at the time of its appointment, a long-term unsecured debt rating of at least Baa3 by Moody's Investors Service, Inc. or be otherwise acceptable to Moody's Investors Service, Inc.

                                  ARTICLE VII
                         TERMINATION OF TRUST AGREEMENT

                 Section 7.1  Termination of Trust Agreement.
(a) This Agreement (other than Section 2.6) and FCTT shall terminate and be of no further force or effect on the earlier of: (A) the final distribution by Comerica of all moneys or other property constituting FCTT Assets or (B) the Bankruptcy, insolvency or termination of Ford Credit Leasing. With respect to Series Specified Assets, FCTT shall be deemed terminated solely with respect to such assets upon the Bankruptcy, insolvency or termination of any Holder of the related Specified Beneficial Certificates or the Bankruptcy, insolvency or termination of any initial transferee of any Specified Beneficial Certificates from the Holders of the Exchangeable Beneficial Certificates or upon the occurrence of such other events as may be specified in the related Supplement. Upon such termination of FCTT with respect to any Series Specified Assets, Comerica shall distribute to Holders of the related Specified Beneficial Certificates all related Series Specified Assets by causing the Certificates of Title of the related Specified Leased Vehicles to be reregistered in the name of, or at the direction of, such Holders. This Agreement and FCTT may also terminate at the express written direction of the Holders of the Exchangeable Beneficial Certificates so long as no Series of Specified Beneficial Certificates are outstanding. Notwithstanding the foregoing, in no event, however, shall FCTT continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Hurley David Smith, currently residing in Clarkston, Michigan, living on the date of this Agreement.

         (b) Upon termination of FCTT, Comerica shall distribute (i) to each Holder of a Specified Beneficial Certificate its interest in the related Series Specified Assets and (ii) to the Holders of the Exchangeable Beneficial Certificates their respective interests in the Non- Specified Assets by causing the Certificates of Title to be reregistered in the name of, or at the direction of, the Holder.

                                  ARTICLE VIII
                                   AMENDMENTS

                 Section 8.1 Amendments. This Agreement may be amended by the Holders of the Exchangeable Beneficial Certificates and Comerica without the consent of any Holder of any Specified Beneficial Certificates at any time; provided, however, that such action shall not, (w) amend Section 4.3(c)(x) to reduce the percentage of the Aggregate FCTT Asset Amount that is required to consist of Non-Specified Assets or Section 4.3(g) to reduce the portion of FCTT required to consist of Non-Specified Assets, (x) as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Holder of an outstanding Specified Beneficial Certificate (unless each such Holder has consented thereto), (y) as confirmed by each nationally recognized statistical rating agency which is then rating securities based on such Specified Beneficial Certificates, cause the then current rating assigned to such securities to be withdrawn or reduced or (z) as evidenced by an Opinion of Counsel, cause FCTT to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                 Notwithstanding the foregoing, this Agreement may be amended (with a copy of such amendment being delivered to each Rating Agency then rating securities at any time by the FCTT Trustee (acting at the direction of Ford Credit and Ford Credit Leasing) and the Lease Trustee to the extent reasonably necessary to assure that none of FCTT or any transferee of a Specified Beneficial Certificate will be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.


                                   ARTICLE IX
                                 MISCELLANEOUS

                 Section 9.1 No Legal Title to FCTT Assets; Direction of Comerica Actions. The Beneficiaries shall not have legal title to any FCTT Assets. The Beneficiaries shall be entitled to receive distributions with respect to their ownership interest therein only in accordance with Articles V and VII and the Administrative Agency Agreement; provided, however, that the Holders of any Specified Beneficial Certificates and the Holders of Exchangeable Beneficial Certificates may direct Comerica to deliver the FCTT Assets to such Holders as set forth in Sections 4.3(f) and (g). Notwithstanding anything herein to the contrary, Comerica shall take no action with respect to entering into, disposing of or making any payment or distribution with respect to any Leased Vehicle, Lease, Certificate of Title or Insurance Policy except in accordance with the procedures set forth in the Administrative Agency Agreement or as directed by the related Beneficiaries in accordance with Section 6.4(a).

                 Section 9.2 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of Comerica, the Grantors and the Beneficiaries and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in FCTT or the FCTT Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                 Section 9.3 Notices. All demands, notices and communications upon or to the Grantors, the Beneficiaries and Comerica shall be in writing, and shall be personally delivered, sent by electronic facsimile or overnight delivery service or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given to the intended recipient upon receipt at the respective addresses listed below, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

         (a)  in the case of Ford Credit Leasing:

                 Ford Credit Leasing Company, Inc.
                 The American Road
                 FMCC Building
                 Dearborn, Michigan 48121
                 Attention:  Treasurer
                 Fax: 313-594-0735
                 Telephone: 313-845-4072

         (b)     In the case of Ford Credit:

                 Ford Motor Credit Company
                 The American Road
                 FMCC Building

                 Dearborn, Michigan 48121
                 Attention: Secretary
                 Fax: 313-337-1160
                 Telephone: 313-594-7765

         (c)     In the case of Comerica:

                 Comerica Bank
                 411 Lafayette - 4th Floor
                 Detroit, Michigan 48226-3461
                 Attention:  Corporate Trust Department
                 Fax: 313-222-2985
                 Telephone: 313-222-4380

                 Any notice to be delivered to any Beneficiary which is a permitted assignee hereunder of either initial Beneficiary, shall be delivered at the address provided to Comerica by such Person.

                 Section 9.4 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                 Section 9.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                 Section 9.6 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Grantors, Comerica and each Beneficiary and (with respect to Comerica and the Holders of any Specified Beneficial Certificates only) their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Beneficiary shall bind the successors and assigns of such Beneficiary.

                 Section 9.7 No Recourse. Each Beneficiary by accepting a Certificate acknowledges that such Beneficiary's Certificate or Certificates represent a beneficial interest in FCTT only and do not represent interests in or obligations of the Grantors, Comerica or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement or the Certificates.

                 Section 9.8 No Petition. Comerica shall not have the power to commence a voluntary proceeding in bankruptcy relating to FCTT without the unanimous prior approval of all Beneficiaries and the delivery to Comerica by each such Beneficiary of a certificate certifying that such Beneficiary reasonably believes that FCTT is insolvent. Notwithstanding the foregoing, Comerica and each Beneficiary hereunder each hereby covenants that for a period of one year and one day after payment in full of all distributions to all Beneficiaries of Specified Beneficial Certificates pursuant to the terms of this Agreement, it will not institute against, or join any Person in instituting against, Ford Credit Leasing or FCTT any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding, under the laws of the United States without the consent of 100% of the Holders of Specified Beneficial Certificates (excluding Ford Credit Leasing, RCL, or any of their Affiliates).

                 Section 9.9 Covenant of Ford Credit Leasing. Ford Credit Leasing hereby covenants for the benefit of Ford Credit and the Holders from time to time of any Specified Beneficial Certificates, to maintain at all times a net worth of at least $30,100,000 (exclusive of its interest in FCTT or any other entity in which it may be treated, for federal income tax purposes, as a general partner).

                 Section 9.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 SECTION 9.11 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                  COMERICA BANK,
                                  as trustee


                                  By:  \s\ M. Karam
                                     ---------------------------------------
                                      Name:   Marilyn A. Karam
                                      Title:  Vice President


                                  FORD CREDIT LEASING COMPANY, INC.,
                                  as a Grantor and Beneficiary


                                  By:  \s\ Mario Spivak
                                     ---------------------------------------
                                     Name:   Mario Spivak
                                     Title:  Assistant Treasurer


                                   FORD MOTOR CREDIT COMPANY,
                                   as a Grantor and Beneficiary


                                   By:  \s\ Hurley D. Smith
                                      ---------------------------------------
                                      Name:   Hurley D. Smith
                                      Title:  Secretary

                                                                       EXHIBIT A

                 [Form of Exchangeable Beneficial Certificate]


                           FORD CREDIT TITLING TRUST

                      EXCHANGEABLE BENEFICIAL CERTIFICATE


No.  _

evidencing a fractional undivided interest in all FCTT Assets (as defined below), other than Series Specified Assets (as defined below).

(This Exchangeable Beneficial Certificate does not represent an interest in or obligation of Ford Motor Credit Company, Ford Credit Leasing Company, Inc., or Comerica Bank or any of their respective Affiliates, except to the extent described below.)

                 THIS CERTIFIES THAT ________ is the registered owner of a nonassessable, fully-paid, __% fractional undivided interest in Ford Credit Titling Trust ("FCTT") and the FCTT Assets deposited therein other than Series Specified Assets.

                 FCTT was created pursuant to an Amended and Restated Trust Agreement, dated as of January 31, 1994 (as amended and supplemented from time to time, the "FCTT Agreement"), by and among Ford Motor Credit Company ("Ford Credit") and Ford Credit Leasing Company, Inc. ("Ford Credit Leasing") as grantors and initial beneficiaries (in their capacities as grantors, each a "Grantor" and collectively, the "Grantors" and in their capacity as beneficiaries, each a "Beneficiary" and collectively, the "Beneficiaries") and Comerica Bank, as trustee ("Comerica"). A summary of certain of the pertinent provisions of the FCTT Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the FCTT Agreement.

                 This Certificate is one of the duly authorized Certificates designated as "Exchangeable Beneficial Certificates" (the "Certificates").
This Certificate is issued under and is subject to the terms, provisions and conditions of the FCTT Agreement and the Administrative Agency Agreement, dated as of January 31, 1994 (the "Administrative Agency Agreement"), among Ford Credit and Ford Credit Leasing, to which FCTT Agreement and Administrative Agency Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of FCTT consists of the FCTT Assets (the "FCTT Assets"), which initially includes only cash and any amounts on deposit in the FCTT Collection Account but will include, in addition, certain retail lease contracts for automobiles and light-duty trucks ("Leases") and the proceeds thereof, the automobiles and light-duty trucks (the "Leased Vehicles") which are subject to the Leases and the proceeds thereof including the proceeds from the sale of the Leased Vehicles to third parties, certificates of title or other evidence of ownership of a Leased Vehicle, the benefits of certain insurance policies, certain other properties and rights, including, but not limited to, certain rights of recourse, relating to the Leases and the Leased Vehicles and all proceeds of the foregoing, all as more fully described in the FCTT Agreement.

                 It is contemplated under the FCTT Agreement that from time to time certain Leased Vehicles, Leases and related FCTT Assets will be identified (such assets, the "Series Specified Assets") and that certificates representing a beneficial interest in such Series Specified Assets ("Specified Beneficial Certificates") will be issued to the Holder of this Exchangeable Beneficial Certificate. Upon the issuance of such Specified Beneficial Certificate, the beneficial interest in FCTT and the FCTT Assets represented by this Exchangeable Beneficial Certificate shall be reduced by the amount of the FCTT Assets represented by such Specified Beneficial Certificates.

                 Under the FCTT Agreement, there shall be distributed on the 15th day of each month or such other date as may be determined from time to time pursuant to the Administrative Agency Agreement or, if such day is not a Business Day, the next Business Day (each, a "Distribution Date"), commencing on January 15, 1995, to the Person in whose name this Certificate is registered such Holder's fractional undivided interest in the amount on deposit in the FCTT Collection Account, subject to the limitations set forth in Section 5.2 of the FCTT Agreement. Distributions on this Certificate shall be made as provided in the FCTT Agreement.

                 The FCTT Agreement may be amended by the Holders of the Exchangeable Beneficial Certificates and Comerica without the consent of any Holder of any Specified Beneficial Certificates at any time; provided, however, that such action shall not, (w) amend Section 4.3(c)(x) of the FCTT Agreement to reduce the percentage of the aggregate FCTT Asset Amount that is required to consist of Non-Specified Assets or Section 4.3(g) of the FCTT Agreement to reduce the portion of FCTT required to consist of Non-Specified Assets, (x) as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Holder of an outstanding Specified Beneficial Certificate (unless each such Holder has consented thereto), (y) as confirmed by each nationally recognized statistical rating agency which is then rating securities based on such Specified Beneficial Certificates, cause the then current rating assigned to such securities to be with-drawn or reduced or (z) as evidenced by an Opinion of Counsel, cause FCTT to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                 Each Beneficiary, by acceptance of a Certificate, covenants that for a period of one year and one day after payment in full of all distributions to all Beneficiaries of Specified Beneficial Certificates pursuant to the terms of the FCTT Agreement, it will not institute against, or join any Person in instituting against, Ford Credit Leasing or FCTT any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding, under the laws of the United States without the consent of 100% of the Holders of Specified Beneficial Certificates (excluding Ford Credit Leasing, RCL, or any of their Affiliates).

                 As provided in the FCTT Agreement, this Certificate or any interest therein (and the interest in FCTT and the FCTT Assets which it represents) may not be sold, transferred, assigned, hypothecated, pledged or otherwise conveyed, and any such purported transfer shall be null, void and of no effect.

                 Comerica shall keep the certificate register with respect to this Certificate, and the Holder of this Certificate shall notify Comerica of any change of address or instructions on the distribution of funds.

                 The FCTT Agreement (other than Section 2.6) and FCTT shall terminate and be of no further force or effect on the earlier of: (i) the final distribution by Comerica of all moneys or other property constituting FCTT Assets; (ii) the Bankruptcy, insolvency or termination of Ford Credit Leasing. With respect to Series Specified Assets, FCTT shall be deemed terminated solely with respect to such assets upon the Bankruptcy, insolvency or termination any Holder of the related Specified Beneficial Certificates or the Bankruptcy, insolvency or termination of any initial transferee of any Specified Beneficial Certificates from the Holders of the Exchangeable Beneficial Certificates or upon the occurrence of such other events as may be specified in the related Supplement. Upon such termination of FCTT with respect to any Series Specified Assets, Comerica shall distribute to Holders of the related Specified Beneficial Certificates all related Series Specified Assets by causing the Certificates of Title of the related Specified Leased Vehicles to be reregistered in the name of, or at the direction of, such Holders. The FCTT Agreement and FCTT may also terminate at the express written direction of the Holders of the Exchangeable Beneficial Certificates so long as no Series of Specified Beneficial Certificates are outstanding. Notwithstanding the foregoing, in no event, however, shall FCTT continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Hurley

David Smith, currently residing in Clarkston, Michigan, living on the date of the FCTT Agreement. Upon termination of FCTT, Comerica shall distribute (i) to each Holder of a Specified Beneficial Certificate its interest in the related Series Specified Assets and (ii) to the Holders of the Exchangeable Beneficial Certificates their respective interests in the Non-Specified Assets by causing the Certificates of Title to be reregistered in the name of, or at the direction of, the Holder.

                 THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 Unless this Certificate shall have been executed by a Responsible Officer, this Certificate shall not entitle the Holder thereof to any benefit under the FCTT Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, Comerica, on behalf of FCTT and not in its individual capacity, has caused this Exchangeable Beneficial Certificate to be duly executed.

                                               FORD CREDIT TITLING TRUST

                                               COMERICA BANK,
                                               not in its individual capacity
                                               but solely as trustee


Dated:  ______ __, 199_                        By:_____________________________
                                                  Name:
                                                  Title:

                                                                    Schedule A




   Series                                                 Series Specified
   Issue                    Series                       Asset Amount as of
    Date                  Designation                    Series Issue Date

                                                                      EXHIBIT B

                   [Form of Specified Beneficial Certificate]


                           FORD CREDIT TITLING TRUST

                 SERIES 199_-_ SPECIFIED BENEFICIAL CERTIFICATE


No.  _

evidencing a fractional undivided interest in the Series 199_-_ Assets (as defined below).

(This Series 199_-_ Specified Beneficial Certificate does not represent an interest in or obligation of Ford Motor Credit Company, Ford Credit Leasing Company, Inc., or Comerica Bank or any of their respective affiliates, except to the extent described below.)

                 THIS CERTIFIES THAT ________ is the registered owner of a nonassessable, fully-paid, __% fractional undivided interest in the Series 199_-_ Assets deposited in Ford Credit Titling Trust ("FCTT").

                 FCTT was created pursuant to an Amended and Restated Trust Agreement, dated as of January 31, 1994 (as amended and supplemented from time to time, the "FCTT Agreement"), by and among Ford Motor Credit Company ("Ford Credit") and Ford Credit Leasing Company, Inc. ("Ford Credit Leasing") as grantors and initial beneficiaries (in their capacities as grantors, each a "Grantor" and collectively, the "Grantors" and in their capacity as beneficiaries, each a "Beneficiary" and collectively, the "Beneficiaries") and Comerica Bank, as trustee ("Comerica"). A summary of certain of the pertinent provisions of the FCTT Agreement is set forth below.

                 This Certificate is one of a duly authorized Series of Specified Beneficial Certificates (as defined below). This Certificate is issued under and is subject to the terms, provisions and conditions of the FCTT Agreement, the Administrative Agency Agreement, dated January 31, 1994 (the "Administrative Agency Agreement") and the Series 199_-_ Supplement, dated as of ______ __, 199_, among Ford Credit and Ford Credit Leasing, and _________ (the "RCL Trustee"), as trustee for RCL Trust 199_-_ (the "Supplement"), to which FCTT Agreement, Administrative Agency Agreement and Supplement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Supplement.

                 The property of FCTT consists of the FCTT Assets (the "FCTT Assets"), which includes cash and any amounts on deposit in the FCTT Collection Account, certain retail lease contracts for automobiles and light-duty trucks ("Leases") and the proceeds thereof, the automobiles and light-duty trucks (the "Leased Vehicles") which are subject to the Leases and the proceeds thereof including the proceeds from the sale of the Leased Vehicles to third parties, certificates of title or other evidence of ownership of a Leased Vehicle, the benefits of certain insurance policies, certain other properties and rights, including, but not limited to, certain rights of recourse, relating to the Leases and the Leased Vehicles and all proceeds of the foregoing, all as more fully described in the FCTT Agreement. Ownership of the FCTT Assets was initially represented by "Exchangeable Beneficial Certificates."

                   Under the FCTT Agreement from time to time the Holders of Exchangeable Beneficial Certificates may direct Comerica to issue to such Holders of the Exchangeable Beneficial Certificates a series of certificates ("Specified Beneficial Certificates") representing a beneficial interest in certain specified Leased Vehicles, Leases and related FCTT Assets (such assets, the "Series Specified Assets"). Upon the issuance of such Specified Beneficial Certificates, the beneficial interest in FCTT and the FCTT Assets represented by the Exchangeable Beneficial Certificate shall be reduced by the amount of the FCTT Assets represented by such Specified Beneficial Certificates. This Certificate was issued pursuant to the Supplement which identified certain Series Specified Assets therein (the "Series 199_-_ Assets").

                 Under the Series 199_-_ Supplement, there shall be distributed on each Business Day, or so long as each Monthly Remittance Condition has been satisfied, on the 15th day of each month or, if such day is not a Business Day, the next Business Day (each, a "Distribution Date")(or if such Distribution Date is a Payment Date, on the Business Day preceding such Distribution Date), commencing ______ __, 199_ to the Person in whose name this Certificate is registered such Holder's fractional undivided interest in the amount on deposit in the Series 199_-_ Collection Account. Distributions on this Certificate shall be made as provided in the FCTT Agreement and the Supplement.

                 The FCTT Agreement may be amended by the Holders of the Exchangeable Beneficial Certificates and Comerica without the consent of any Holder of any Specified Beneficial Certificates at any time; provided, however, that such action shall not, (w) amend Section 4.3(c)(x) of the FCTT Agreement to reduce the percentage of the aggregate FCTT Asset Amount that is required to consist of Non-Specified Assets or Section 4.3(g) of the FCTT Agreement to reduce the portion of FCTT required to consist of Non-Specified Assets, (x) as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Holder of an outstanding Specified Beneficial Certificate (unless each such Holder has consented thereto), (y) as confirmed by each nationally recognized statistical rating agency which is then rating securities based on such Specified Beneficial Certificates, cause the then current rating assigned to such securities to be withdrawn or reduced or (z) as evidenced by an Opinion of Counsel, cause FCTT to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                 Each Beneficiary, by acceptance of a Certificate, covenants that for a period of one year and one day after payment in full of all distributions to all Beneficiaries of Specified Beneficial Certificates pursuant to the terms of the FCTT Agreement, it will not institute against, or join any Person in instituting against, Ford Credit Leasing or FCTT any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding, under the laws of the United States without the consent of 100% of the Holders of Specified Beneficial Certificates (excluding Ford Credit Leasing or any of its Affiliates).

                 Comerica shall keep the certificate register with respect to this Certificate, and the Holder of this Certificate shall notify Comerica of any change of address or instructions on the distribution of funds.

                 The FCTT Agreement (other than Section 2.6) and FCTT shall terminate and be of no further force or effect on the earlier of: (i) the final distribution by Comerica of all moneys or other property constituting FCTT Assets; (ii) the Bankruptcy, insolvency or termination of Ford Credit Leasing. With respect to Series Specified Assets, FCTT shall be deemed terminated solely with respect to such assets upon the Bankruptcy, insolvency or termination any Holder of the related Specified Beneficial Certificates or the Bankruptcy, insolvency or termination of any initial transferee of any Specified Beneficial Certificates from the Holders of the Exchangeable Beneficial Certificates or upon the occurrence of such other events as may be specified in the related Supplement. Upon such termination of FCTT with respect to any Series Specified Assets, Comerica shall distribute to Holders of the related Specified Beneficial Certificates all related Series Specified Assets by causing the Certificates of Title of the related Specified Leased Vehicles to be reregistered in the name of, or at the direction of, such Holders. The FCTT Agreement and FCTT may also terminate at the express written direction of the Holders of the Exchangeable Beneficial Certificates so long as no Series of Specified Beneficial Certificates are outstanding. Notwithstanding the foregoing, in no event, however, shall FCTT continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Hurley David Smith, currently residing in Clarkston, Michigan, living on the date of the FCTT Agreement. Upon termination of FCTT, Comerica shall distribute (i) to each Holder of a Specified Beneficial Certificate its interest in the related Series Specified Assets and (ii) to the Holders of the Exchangeable Beneficial Certificates their respective interests in the Non- Specified Assets by causing the Certificates of Title to be reregistered in the name of, or at the direction of, the Holder.


                 THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 Unless this Certificate shall have been executed by a Responsible Officer, this Certificate shall not entitle the Holder thereof to any benefit under the FCTT Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, Comerica, on behalf of FCTT and not in its individual capacity, has caused this Series 199_-_ Specified Beneficial Certificate to be duly executed.

                                            FORD CREDIT TITLING TRUST

                                            COMERICA BANK,
                                            not in its individual capacity
                                            but solely as trustee


Dated: _______, 199_                        By:________________________________
                                               Name:
                                               Title:

                 FOR VALUE RECEIVED, The undersigned hereby sells, transfers and assigns unto _____________ the within Series 19__-_ Certificate, and all rights thereunder, hereby irrevocably constituting and appointing _____________ as Attorney to transfer said Series 19__-_ Certificate on the books of the FCTT Registrar, with full power of substitution in the premises.

Dated:  ____________, ____



                                                By: _________________________